For Immediate Release	Contact: Media Inquiries Karen Cutler (215)238-4063 Cutler-Karen@aramark.com Investor Inquiries Ian Bailey (215)409-7287 Bailey-Ian@aramark.com

Aramark Reports First Quarter 2015 Results
***
Continued Organic Sales Growth and
Double-Digit Adjusted Net Income Growth before Impact of Calendar Shift

Philadelphia, PA, February 11, 2015 - Aramark (NYSE:ARMK), the $15 billion global provider of award-winning services in food, facilities management, and uniforms, today reported first quarter fiscal 2015 results with continued organic sales growth and double-digit growth in adjusted net income before the impact of the calendar shift.

53rd Week Calendar Shift
As the company previously disclosed, a calendar shift resulting from the 53rd week in 2014 is expected to affect the cadence of Aramark’s 2015 quarterly financial results. The company estimates that first quarter 2015 sales were reduced by approximately 3%, adjusted operating income was reduced by approximately 5% and adjusted earnings per share were reduced by approximately $0.03, as a result of the calendar shift. The effect of the calendar shift on full year Fiscal 2015 is expected to be minor.

FIRST QUARTER FISCAL 2015 KEY HIGHLIGHTS

•	Sales of $3.7 billion;

•	Adjusted operating income of $252 million, as reported operating income of $202 million;

•	Adjusted earnings per share of $0.47, as reported earnings per share of $0.35.

•	2015 Earnings Outlook maintained excluding the impact of currency translation.

“I am pleased to report another quarter of positive momentum and further progress on Aramark’s transformation journey,” said Eric J. Foss, Chairman, President and Chief Executive Officer. “Despite a more uncertain economic environment, we continue to execute our focused strategy. We are encouraged by our growth prospects and remain committed to creating sustainable long-term shareholder value.”

FIRST QUARTER 2015 RESULTS
As previously disclosed, the shift in the calendar resulting from the 53rd week in 2014 served to reduce first quarter sales and operating income growth versus the prior year. Sales were $3.7 billion with organic growth of 1% and adjusted operating income in the quarter was $252 million, a 1% decline. The calendar shift is estimated to have reduced sales by approximately 3% and adjusted operating income by approximately 5%.

The company’s sales growth in the quarter was driven by a balance of new sales, solid retention rates and base business expansion. Adjusted operating income in the quarter was influenced by start-up costs associated with accounts activated in the last half of 2014 and timing of the company’s productivity initiatives.

Adjusted net income was $116 million or $0.47 per share, versus adjusted net income of $109 million or $0.51 per share in 2014. The diluted weighted average share count in the first quarter of fiscal 2015 was 244.7 million shares, up from 215.3 million shares in the first quarter of fiscal 2014, primarily as a result of the company’s initial public offering in December 2013. Adjusted net income increased double-digits before the impact of the calendar shift.

On an as reported basis, sales were $3.7 billion, operating income was $202 million, net income attributable to Aramark stockholders was $85 million and earnings per share were $0.35. The company’s calculations of organic sales growth, adjusted operating income and adjusted net income adjust for changes in currency translation rates. On an as reported basis, the significant strengthening of the U.S. dollar decreased sales by approximately $90 million, operating income by $5 million and net income by $3 million ($0.01 in earnings per share) in the quarter. A reconciliation of as reported financial measures to adjusted financial measures, including changes in currency translation rates is presented below. See “Non-GAAP Measures.”

FIRST QUARTER 2015 SEGMENT RESULTS

Food and Support Services - North America
Sales in the Food and Support Services - North America segment were $2.6 billion with an organic sales decline of 1% and adjusted operating income was $186 million, a decline of 4% versus the prior year. As reported sales were down 1% and operating income was about flat. The North American segment, particularly the Education and Sports, Leisure and Corrections sectors, were the most significantly affected by the calendar shift in the quarter. The calendar shift is estimated to have reduced North American sales by approximately 4% and adjusted operating income by approximately 6%. Additionally, the timing of transformation initiatives and new account start-up costs influenced the quarter. Sales growth in the Healthcare and Sports, Leisure and Corrections sectors were strong as 2014 client wins continued to onboard and 2015 first quarter wins remained solid.

Food and Support Services - International
Sales in the Food and Support Services - International segment were $759 million with organic growth of 4%. Adjusted operating income for the segment was up 18%. The calendar shift is estimated to have reduced International sales and adjusted operating income by approximately 1%. As reported sales were down 4% and operating income was up 11%. Organic growth in Europe remains positive and both the European and Emerging Markets businesses made significant progress with productivity initiatives during the quarter.

Uniform and Career Apparel
Sales in the Uniform and Career Apparel segment were $379 million with organic growth of 3%. Adjusted operating income for the segment was up 11%. The calendar shift was not material to the Uniform segment. As reported sales were up 3% and operating income was up 35%. Profitability improvement in the segment was driven by ongoing sales growth and continuing merchandise and plant productivity initiatives.

LIQUIDITY & CAPITAL STRUCTURE
As of January 2, 2015, total debt was $5.8 billion. The company’s trailing 12-month total debt to adjusted EBITDA ratio increased to 4.6 in the first quarter as a result of normal seasonal cash flow timing.

IMPACT OF CURRENCY
In November 2014, the company provided guidance that fiscal 2015 adjusted EPS was expected within a range of $1.60 to $1.70 on a constant-currency basis using 2014 average exchange rates. While the company’s earnings outlook is unchanged, the recent strengthening of the U.S. dollar, if sustained for the remainder of the fiscal year, would reduce this range by approximately $0.07 per share. On a full year basis, at current rates, the impact on sales and operating income would be a reduction of approximately 3%.

CONFERENCE CALL SCHEDULED
The company has scheduled a conference call at 10 a.m. Eastern Standard Time today to discuss its earnings. This call can be heard, either live or on a delayed basis, on the company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) is in the customer service business across food, facilities and uniforms, wherever people work, learn, recover, and play. United by a passion to serve, our approximately 270,000 employees deliver experiences that enrich and nourish the lives of millions of people in 22 countries around the world every day. Aramark is recognized among the Most Admired Companies by FORTUNE and the World’s Most Ethical Companies by the Ethisphere Institute. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

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Selected Operational and Financial Metrics

Adjusted Sales (Organic)
Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions and divestitures and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

Adjusted Operating Income
Adjusted operating income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the "Transaction"); the impact of the change in fair value related to the gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and the impact of currency translation and other items impacting comparability.

Adjusted EBITDA
Adjusted EBITDA represents Adjusted Operating Income further adjusted to exclude the impact of all other depreciation and amortization expense.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the impact of discontinued operations; the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the Transaction; the impact of changes in the fair value related to the gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and the impact of currency translation and other items impacting comparability, less the tax impact of these adjustments. Management believes that presentation of net income as adjusted is useful information to investors because we use such information when evaluating net income to better evaluate the underlying operating performance of the company.
We use Adjusted Sales, Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating profitability and to operate and control our cash operating costs to evaluate our performance. These financial metrics are not measurements of financial performance under generally accepted accounting principles in the United States, or U.S. GAAP. We believe the presentation of these metrics is appropriate to provide additional information to investors about our operating performance. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. You should not consider these measures as alternatives to sales, operating income or net income, determined in accordance with U.S. GAAP. Adjusted Sales, Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months	Three Months
	Ended	Ended
	January 2, 2015	December 27, 2013

Sales	$3,702,353	$3,763,081

Costs and Expenses:
Cost of services provided	3,287,281	3,354,819
Depreciation and amortization	125,283	136,824
Selling and general corporate expenses	87,886	114,216
	3,500,450	3,605,859
Operating income	201,903	157,222
Interest and other financing costs, net	71,923	83,353
Income before income taxes	129,980	73,869
Provision for income taxes	44,360	28,953
Net income	85,620	44,916
Less: Net income attributable to noncontrolling interest	123	154
Net income attributable to Aramark stockholders	$85,497	$44,762

Earnings per share attributable to Aramark stockholders:
Basic	$0.36	$0.22
Diluted	$0.35	$0.21

Weighted Average Shares Outstanding:
Basic	234,621	206,462
Diluted	244,724	215,294

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	January 2, 2015	October 3, 2014
Assets

Current Assets:
Cash and cash equivalents	$120,814	$111,690
Receivables	1,549,801	1,582,431
Inventories	541,431	553,815
Prepayments and other current assets	197,780	217,040
Total current assets	2,409,826	2,464,976
Property and Equipment, net	957,923	997,331
Goodwill	4,574,437	4,589,680
Other Intangible Assets	1,214,044	1,252,741
Other Assets	1,143,519	1,150,965
	$10,299,749	$10,455,693

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$93,443	$89,805
Accounts payable	725,670	986,240
Accrued expenses and other current liabilities	1,010,621	1,302,828
Total current liabilities	1,829,734	2,378,873
Long-Term Borrowings	5,714,444	5,355,789
Other Liabilities	990,749	993,118
Redeemable Noncontrolling Interest	9,841	9,877
Total Stockholders' Equity	1,754,981	1,718,036
	$10,299,749	$10,455,693

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Three Months	Three Months
	Ended	Ended
	January 2, 2015	December 27, 2013

Cash flows from operating activities:
Net income	$85,620	$44,916
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	125,283	136,824
Income taxes deferred	(11,955)	(21,162)
Share-based compensation expense	15,792	45,398
Changes in operating assets and liabilities	(455,004)	(493,545)
Other operating activities	(3,566)	6,311
Net cash used in operating activities	(243,830)	(281,258)

Cash flows from investing activities:
Net purchases of property and equipment, client contract investments and other	(125,919)	(76,931)
Acquisition, divestitures and other investing activities	1,281	18,102
Net cash used in investing activities	(124,638)	(58,829)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	356,115	(179,565)
Net change in funding under the Receivables Facility	25,000	—
Payments of dividends	(20,225)	—
Proceeds from initial public offering, net	—	524,081
Proceeds from issuance of common stock	3,784	1,837
Other financing activities	12,918	(1,666)
Net cash provided by financing activities	377,592	344,687
Increase in cash and cash equivalents	9,124	4,600
Cash and cash equivalents, beginning of period	111,690	110,998
Cash and cash equivalents, end of period	$120,814	$115,598

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	January 2, 2015
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,564,366	$758,671	$379,316		$3,702,353
Operating Income (as reported)	$162,377	$30,668	$54,549	$(45,691)	$201,903
Operating Income Margin (as reported)	6.3%	4.0%	14.4%		5.5%

Sales (as reported)	$2,564,366	$758,671	$379,316		$3,702,353
Effects of Acquisitions and Divestitures	(2,229)	(1,263)	(658)		(4,150)
Adjusted Sales (Organic)	$2,562,137	$757,408	$378,658		$3,698,203

Operating Income (as reported)	$162,377	$30,668	$54,549	$(45,691)	$201,903
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	27,971	1,420	(702)	—	28,689
Share-Based Compensation	580	55	161	16,003	16,799
Severance and Other Charges	1,500	(1,000)	158	7,785	8,443
Effects of Acquisitions and Divestitures	(157)	(104)	15	—	(246)
Gains, Losses and Settlements impacting comparability	(6,148)	458	(2,732)	4,679	(3,743)
Adjusted Operating Income	$186,123	$31,497	$51,449	$(17,224)	$251,845

Adjusted Operating Income Margin	7.3%	4.2%	13.6%		6.8%

	Three Months Ended
	December 27, 2013
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,601,892	$794,034	$367,155		$3,763,081
Operating Income (as reported)	$162,667	$27,539	$40,295	$(73,279)	$157,222
Operating Income Margin (as reported)	6.3%	3.5%	11.0%		4.2%

Sales (as reported)	$2,601,892	$794,034	$367,155		$3,763,081
Effect of Currency Translation	(20,527)	(68,278)	—		(88,805)
Effects of Acquisitions and Divestitures	—	—	—		—
Adjusted Sales (Organic)	$2,581,365	$725,756	$367,155		$3,674,276

Operating Income (as reported)	$162,667	$27,539	$40,295	$(73,279)	$157,222
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	30,768	1,772	6,976	—	39,516
Share-Based Compensation	—	—	—	8,513	8,513
Effect of Currency Translation	(2,402)	(2,631)	—	—	(5,033)
Severance and Other Charges	—	—	—	5,038	5,038
Branding	—	—	—	5,176	5,176
Initial Public Offering Related Expenses, including share-based compensation	—	—	—	41,857	41,857
Gains, Losses and Settlements impacting comparability	3,667	—	(923)	(329)	2,415
Adjusted Operating Income	$194,700	$26,680	$46,348	$(13,024)	$254,704

Adjusted Operating Income Margin	7.5%	3.7%	12.6%		6.9%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME, ADJUSTED OPERATING INCOME, ADJUSTED EBITDA & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended	Three Months Ended
	January 2, 2015	December 27, 2013

Net Income (as reported)	$85,620	$44,916
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	28,689	39,516
Share-Based Compensation	16,799	8,513
Effect of Currency Translation	—	(5,033)
Severance and Other Charges	8,443	5,038
Effects of Acquisitions and Divestitures	(246)	—
Branding	—	5,176
Initial Public Offering-Related Expenses, including share-based compensation	—	41,857
Gains, Losses and Settlements impacting comparability	(3,743)	2,415
Tax Impact of Adjustments to Adjusted Net Income	(19,624)	(33,444)
Adjusted Net Income	$115,938	$108,954
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income	19,624	33,444
Provision for Income Taxes	44,360	28,953
Interest and Other Financing Costs, net	71,923	83,353
Adjusted Operating Income	$251,845	$254,704
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(28,689)	(39,516)
Depreciation and Amortization	125,283	136,824
Adjusted EBITDA	$348,439	$352,012

Adjusted Earnings Per Share
Adjusted Net Income	$115,938	$108,954
Net Income Attributable to Noncontrolling Interest	(123)	(154)
Adjusted Net Income Attributable to Aramark Stockholders	$115,815	$108,800
Diluted Weighted Average Shares Outstanding	244,724	215,294
	$0.47	$0.51

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DEBT TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months	Twelve Months
	Ended	Ended
	January 2, 2015	December 27, 2013

Net Income (as reported)	$190,163	$72,090
Adjustment:
Loss from Discontinued Operations, net of tax	—	1,030
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	118,678	156,148
Share-Based Compensation	55,808	23,903
Effect of Currency Translation	—	(5,033)
Severance and Other Charges	56,959	113,490
Effects of Acquisitions and Divestitures	(246)	—
Branding	21,734	5,176
Initial Public Offering-Related Expenses, including share-based compensation	14,276	41,857
Gains, Losses and Settlements impacting comparability	(4,247)	(6,374)
Effect of Refinancing on Interest and Other Financing Costs, net	25,705	—
Tax Impact of Adjustments to Adjusted Net Income	(113,920)	(120,200)
Adjusted Net Income	$364,910	$282,087
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income and Interest Adjustments	88,215	120,200
Provision for Income Taxes	95,625	29,410
Interest and Other Financing Costs, net	323,456	393,847
Adjusted Operating Income	$872,206	$825,544
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(118,678)	(156,148)
Depreciation and Amortization	510,040	545,560
Adjusted EBITDA	$1,263,568	$1,214,956

Debt to Adjusted EBITDA
Total Long-Term Borrowings	$5,807,887	$5,644,715
Adjusted EBITDA	$1,263,568	$1,214,956
Debt/Adjusted EBITDA	4.6	4.6

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition related customer relationship intangible assets and depreciation of property and equipment resulting from the Transaction - adjustments to eliminate the change in amortization and depreciation resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Share-based compensation - adjustments to eliminate compensation expense related to the company's issuances of share-based awards and the related employer payroll tax expense incurred by the company when employees exercise in the money stock options or vest in restricted stock awards. This adjustment excludes the expense related to the modification of missed year options in connection with the initial public offering which are included in the Initial public offering and related expenses adjustment noted below.
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period such as costs incurred to start-up our Business Service Center in Nashville, TN ($3.7 million for the first quarter of 2015 and $5.0 million for the first quarter of 2014), organizational streamlining initiatives ($0.8 million expense reduction for the first quarter of 2015), and other consulting costs related to transformation initiatives ($5.6 million for the first quarter of 2015).
Effects of acquisitions and divestitures - adjustments to eliminate the impact that acquisitions and divestitures had on the comparative periods by only presenting the acquired or divested businesses for the same periods of time in each period of the comparison.
Branding - adjustments to eliminate the expenses incurred in the period for the Aramark rebranding, such as costs related to the logo redesign, painting of trucks, changing signage, advertising, an internal new brand roll-out meeting, including travel and lodging expenses for company employees to attend this meeting.
Initial public offering and related expenses - adjustments to eliminate non-cash compensation expense ($36.9 million for first quarter of 2014) related to the modification of missed year options in connection with the initial public offering, bonuses paid ($4.3 million for the first quarter of 2014) to select senior management individuals related to the successful completion of the initial public offering and other costs attributable to the completion of the initial public offering.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance such as the loss on the McKinley Chalet divestiture ($6.7 million for first quarter of 2014), insurance reserve adjustments due to favorable claims experience ($8.3 million for the first quarter of 2015 and $3.9 million for the first quarter of 2014), expenses related to a secondary offering of common stock by certain of our stockholders in December of 2014 ($1.1 million for the first quarter of 2015), the impact of the change in fair value related to gasoline and diesel agreements ($3.6 million for the first quarter of 2015 and $0.3 million expense reduction for the first quarter of 2014) and other miscellaneous expenses.
Effects of refinancing on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “outlook,” “aim,” “anticipate,” “are confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; changes in, new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions to or breaches of our information security systems or compromise of data; failure to maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; potential conflicts of interest between certain of our controlling shareholders and us; and other factors set forth in the “Risk Factors,” Legal Proceedings” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on December 3, 2014, as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.